UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 25, 2008
Date of Report

March 19, 2008
(Date of Earliest Event Reported)

AMERIWEST ENERGY CORP.

(Exact name of Registrant as Specified in its Charter)

123 West 1st Ave., Suite 205,
Casper, WY 82601
(Address of Principal Executive Offices)

Tel: (307) 266-4409
(Registrant's Telephone Number)

Nevada	333-122449	98-0359930
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 19, 2008 (the “Effective Date”), Ameriwest Energy Corp. (the “Company”) entered into an Exclusive Option to Purchase (the “Agreement”) with Hot Springs Resources, LTD. (“Hot Springs”)

Under the terms of the Agreement, Hot Springs agreed to grant the Company an exclusive option (the “Option”) to purchase certain assets of Hot Springs including (collectively, the “Assets”) (i) wells, well bores, leases, contracts, records, books, equipment, buildings, etc., and (ii) not less than a Working Interest of 95% at a 79.9% Net Revenue Interest in certain acreage inside the Burch Ranch Unit, a Working Interest of 100% at an 82% Net Revenue Interest in leases outside of the Burch Ranch Unit and all of Hot Springs’ interest in a leasehold attached to or Held by Unit, other formations and hydrocarbon substances, for the aggregate purchase price of $4,280,000 and the issuance of 400,000 shares of the Company’s common stock. Such assets will not include any corresponding liabilities of Hot Springs’.

In consideration for the Option, the Company agreed to pay a partial non-refundable fee of $100,000 to Hot Springs, with $50,000 due within 5 days of the Execution Date and the remainder within 60 days of the Execution Date. One-half of such fee is refundable if there is a defect in the title of the Assets. The $100,000 would be applied toward the purchase price of the Assets in the event the Company exercises the Option and completes the purchase of the Assets. The term of the Option is 120 days from the Execution Date and may be extended at the sole discretion of the Company for 60 days at a fee of $100,000, and for two additional 30 day periods at a fee of $100,000 each. One-half of such aggregate extension fees may be applied by the Company against the aggregate purchase price of the Assets.

As an additional condition to purchasing the Assets, the Company agrees to commit certain investment monies toward a work-over program for the purposes of evaluating and re-establishing water flood production in the Burke Ranch Unit and commit to drill within 3 years of purchasing the Assets, a Pennsylvanian Tensleep test well within the Burke Ranch Unit or adjacent lands conveyed as part of the Assets, subject to certain conditions.

The Agreement allows for standard due diligence by the Company upon exercise of the Option. Additionally, the Agreement grants Hot Springs certain rights in the event the Company completes the purchase of the Assets, including a (i) right to hold a 5% working interest in the acreage inside the Burke Ranch Unit subject to certain cost obligations, (ii) 3-year option to participate in any well drilled by the Company located outside the Burke Ranch Unit at up to a 50% percent working interest subject to certain obligations, and (iii) 3-year option to participate in the acquisition of up to 50% of new acreage in adjacent properties to certain of the Assets subject to certain obligations. The Agreement further contains customary representations, warranties and covenants by both parties.

For more information, see Option Agreement attached hereto as Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

   10.1     Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIWEST ENERGY CORP.

By: /s/ Walter Merschat
       Walter Merschat, Chief Executive Officer

Dated: March 24, 2008

EXHIBIT 10.1
OPTION AGREEMENT